Exhibit 10.99

GUARANTY

1. Guaranty. To induce CCI-MILLENNIUM, L.P. (“Landlord”), to enter into the Lease (the “Lease”) dated on or about the date hereof, with PRIORITY FULFILLMENT SERVICES, INC., a Delaware corporation (“Tenant”), for the office building located at 505 Millennium Drive, Allen, Texas, the undersigned “Guarantor” executes and delivers this Guaranty of Lease (the “Guaranty”) pursuant to which Guarantor absolutely, unconditionally and irrevocably guarantees to Landlord (a) payment to Landlord when due of (i) all rent and other charges due under the Lease; (ii) all amounts payable by reason of any indemnity, breach of warranty or event of default by Tenant under the Lease; and (iii) all actual, reasonable, out-of-pocket costs incurred by Landlord in enforcing its rights and remedies under the Lease and/or this Guaranty, including actual and reasonable attorneys’ fees, court costs and investigation expenses; and (b) performance of all of Tenant’s other obligations under the Lease (collectively, “Guaranteed Obligations”). This is a continuing guaranty of payment and not of collection and Guarantor’s liability is primary and not secondary. Landlord may, at its option, proceed against Guarantor without first commencing an action or obtaining a judgment against Tenant or any other party.

2. Waivers and Releases.

a. Guarantor waives marshaling of assets and liabilities, sale in inverse order of alienation, presentment, demand for payment, protest, notice of acceptance of this Guaranty, notice of nonpayment, notice of dishonor, notice of acceleration, notice of intent to accelerate and all other notices, demands, suits or other actions otherwise required as a condition to Landlord’s exercise of its rights under the Lease or this Guaranty. Guarantor’s liability hereunder shall not be released by Landlord’s receipt, application or release of security given for performance of any such obligations, nor shall Guarantor be released by reason of any lien held or executed upon Tenant and/or its assets by any landlord party.

b. This Guaranty shall in no way be affected by (i) any extension of time for payment or performance of any Guaranteed Obligations; (ii) supplementation or amendment (material or otherwise) of the Lease, or renewal or extension thereof, or increase in the size of the leased premises (whether within the building or the property); (iii) any failure, omission, delay or lack of diligence by Landlord or any other person or entity, to enforce, assert or exercise any right or remedy of Landlord under the Lease or this Guaranty; (iv) settlement or compromise of any Guaranteed Obligation; (v) release or discharge of Tenant in any creditor’s receivership, bankruptcy or other proceedings; (vi) impairment, limitation or modification of the liability of Tenant (or its estate in bankruptcy), or of any remedy for the enforcement of Tenant’s liability under the Lease, resulting from the operation of any present or future provision of the United States Bankruptcy Code or other statute or from the decision of any court; (vii) rejection or disaffirmance of the Lease in any such proceedings; (viii) assignment, sublease or other transfer of the Lease or the leased premises, or any interest therein, by Landlord or Tenant; (ix) any disability or other defense of Tenant; or (x) cessation of Tenant’s liability for any cause whatsoever. Notwithstanding anything in this Guaranty to the contrary, the Guaranteed Obligations shall not include any increased obligations of the tenant under the Lease which are added pursuant to an amendment or other modification of the Lease entered into between Landlord and an assignee of the Lease that is not controlled by or under common control with Guarantor. As used herein the term “control” shall mean the ownership of fifty-one percent or more of the voting stock or other voting equity interests in the controlled entity.

c. Until all Guaranteed Obligations are fully performed, Guarantor (i) has no right of subrogation against Tenant due to any payment or performance by Guarantor; (ii) waives any right to enforce any remedy Guarantor may now or hereafter have against Tenant due to any such payment or performance; and (iii) subordinates any liability or indebtedness of Tenant now or hereafter held by Guarantor to the Guaranteed Obligations in favor of Landlord.

3. Representations and Warranties. Guarantor represents and warrants, as a material inducement to Landlord to enter into the Lease, that (a) this Guaranty and each instrument securing this Guaranty have been duly executed and delivered and constitute legally enforceable obligations of Guarantor; (b) there is no action, suit or proceeding pending or, to Guarantor’s knowledge, threatened against or affecting Guarantor, at law or in equity, or before or by any governmental authority, which might result in any materially adverse change in Guarantor’s business or financial condition; (c) as of the date hereof, Guarantor’s financial condition is adequate to secure Guarantor’s obligations under this Guaranty; (d) execution of this Guaranty shall not render Guarantor insolvent; (e) from and after the date hereof, Guarantor shall not take any action, such as assuming additional liabilities, divesting assets or otherwise, which would impair Guarantor’s ability to perform its obligations under this Guaranty; and (f) Guarantor has a bona fide interest in Tenant’s financial success. Guarantor shall, within fifteen (15) days of Guarantor’s receipt of the written request of Landlord or any mortgagee of Landlord, without additional consideration, deliver an estoppel certificate, consisting of reasonable statements required by Landlord or any current or prospective mortgagee or purchaser of any interest in the Property, which statements may include, but shall not be limited to, a statement verifying this Guaranty is in full force and effect.

4. Notice. Any notice or communication hereunder shall be given in writing by, and deemed received upon, posting in a U.S. Postal Service receptacle, postage prepaid, registered or certified mail, return receipt requested, or by expedited courier, where proof of delivery can be shown, to Landlord as specified in the Lease, and to Guarantor at:

500 North Central Expressway, Suite 500

Plano, TX 75074

Attention: Chief Financial Officer

5. Interpretation. This Guaranty shall be governed by and construed in accordance with applicable law. The proper place of venue to enforce payment or performance under this Guaranty shall be the county or other jurisdiction in which the leased premises are located. The representations, covenants and agreements set forth herein shall continue and survive the termination of the Lease and/or this Guaranty. Unless otherwise expressly provided in this Guaranty, all capitalized terms shall have the same meanings as in the Lease. The masculine and neuter genders each include the masculine, feminine and neuter genders. This instrument may not be changed, modified, discharged or terminated orally or in any manner other than by an agreement in writing signed by Guarantor and Landlord. If Guarantor consists of more than one person or entity, the word “Guarantor” shall apply to each such party, each of whom shall be jointly and severally liable hereunder. The words “Guaranty” and “guarantees” shall not be interpreted to limit Guarantor’s primary obligations and liability hereunder.

6. Consent to Jurisdiction. In any legal proceeding regarding this Guaranty, including enforcement of any judgments, Guarantor irrevocably and unconditionally (a) submits to the jurisdiction of the courts of law in the county or district in which the property is located; (b) accepts the venue of such courts and waives and agrees not to plead any objection thereto; and (c) agrees that (i) service of process may be effected at the address specified in Paragraph 4 above, or at such other address of which Landlord has been properly notified, and (ii) nothing herein shall affect Landlord’s right to effect service of process in any other manner permitted by law.

7. Successors and Assigns. This Guaranty shall inure to the benefit of Landlord and its successors and assigns, and shall be binding upon Guarantor and its executors, administrators, heirs, successors and assigns. Guarantor shall not assign any obligation hereunder without Landlord’s prior written consent. If any Guarantor who is a living person dies while this Guaranty is in force, then such deceased Guarantor’s heirs, executors, administrators and representatives shall not make any distribution or disposition of assets from the estate without first making provisions acceptable to Landlord for the satisfaction of such deceased Guarantor’s obligations (and contingent obligations) hereunder.

IN WITNESS WHEREOF, Guarantor executes this Guaranty as of this              day of December, 2011.

GUARANTOR:

PFSWEB, INC., a Delaware corporation

By:
Name:
Title:

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